POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert W. Zoller, Jr., Steven E. Markhoff and Drew Keith as his or her true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority and full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of Kitty Hawk, Inc., Forms 3, 4 and 5 and any other documents required to be filed by the undersigned in connection with Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, together with any and all amendments and supplements thereto; to do and perform any and all acts for and on behalf of the undersigned which said attorneys-in-fact, or any of them, determine may be necessary or desirable to complete and execute any such Form 3, 4 or 5, together with any and all amendments and supplements thereto and all other documents in connection therewith, and file such form or forms with the Securities and Exchange Commission and any stock exchange of similar authority; and to perform any other acts that said attorneys-in-fact or agents, or any of them, determine may be necessary in connection with the foregoing that may be in the best interest of or legally required by the undersigned, granting unto said attorneys-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said attorneys-in-fact and agents, or any of them, might or should do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         The undersigned acknowledges that the foregoing attorneys-in-fact and agents, or any of them, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said attorneys-in-fact and agents, or any of them.

         IN WITNESS WHEREOF, the undersigned her caused this Power of Attorney to be executed as of this 12 day of November 2003.

                                             /s/ Jessica L. Wilson
                                             -----------------------------
                                             Jessica L. Wilson